Exhibit 3.5(a)

AMENDED CHARTER FOR THE

AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF

NEWCARDIO, INC.

As of February 23, 2010

PURPOSE:

The purpose of the Audit Committee of the Board of Directors (the “Board”) of NewCardio, Inc. (the “Company”) shall be to:

•	Oversee the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements;

•
Assist the Board in oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, including the requirements of Rule 10A-3 of the Securities and Exchange Commission (the “SEC”), (iii) the independent auditor’s qualifications, independence and performance, (iv) the Company’s internal audit function; (v) communication among the Company’s independent auditor, management and the Board, and (vi) the Company’s internal accounting and financial controls and controls over financial reporting; and

•	Provide to the Board such information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

In furtherance of these purposes, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board may from time to time prescribe.

The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.  It shall have direct access to all company personnel and to the independent auditor.   The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate.  The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company.  The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws.  The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion.  While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board.  To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

The Audit Committee’s responsibility is one of oversight.  The members of the Audit Committee are not employees of the Company, and they do not perform, or represent that they perform, the functions of management or the independent auditors.  The Audit Committee relies on the expertise and knowledge of management and the independent registered accounting firm in carrying out its oversight responsibilities.  The management of the Company is responsible for preparing accurate and complete financial statements in accordance with generally accepted accounting principles and for establishing and maintaining appropriate accounting principles and financial reporting policies and satisfactory internal control over financial reporting.  The independent registered accounting firm is responsible for auditing the Company’s annual consolidated financial statements and, if required, the effectiveness of the Company’s internal control over financial reporting and reviewing the Company’s quarterly financial statements.  It is not the responsibility of the Audit Committee to prepare or certify the Company’s financial statements or guarantee the audits or reports of the independent auditors, nor is it the duty of the Audit Committee to certify that the independent auditor is “independent” under applicable rules.  These are the fundamental responsibilities of management and the independent auditors.

MEMBERSHIP:

The Audit Committee members shall be appointed by, and shall serve at the discretion of, the Board.  The Audit Committee shall consist of at least three members of the Board.  The Board may designate one member of the Audit Committee as its chair.  The Audit Committee may form and delegate authority to subcommittees when appropriate.  Members of the Audit Committee must meet the following criteria (as well as any criteria required by the SEC):

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Each member will be an independent director in accordance with (i) the audit committee requirements of the Nasdaq Stock Market, Inc. Listing Rules (the “Nasdaq Rules”) (including the 5000 series), and (ii) the rules of the SEC (including Rule 10A-3);

•	Each member will be able to read and understand fundamental financial statements, in accordance with the Audit Committee requirements of the Nasdaq Rules;

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At least one member will have past employment expertise in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, which results in the individual’s financial sophistication, including being, or having been a chief executive officer, chief financial officer or a principal financial officer or other senior officer with financial oversight responsibilities; and

•	At least one member will be an “audit committee financial expert” as defined in the rules of the SEC.

RESPONSIBILITIES AND DUTIES:

The responsibilities and duties of the Audit Committee shall include:

Review Procedures

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Reviewing the reports of management and, if applicable, the independent auditors concerning the design, implementation and maintenance of the Company’s internal controls and procedures for financial reporting, including meeting periodically with the Company’s management and, if applicable, the independent auditors to review their assessment of the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and, if applicable, the attestations or reports by the independent auditors relating to such disclosure;

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Reviewing and providing oversight of the external audit by (i) reviewing the independent auditors’ proposed audit scope and approach; (ii) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies, disagreements with management and any other matters described in SAS No. 61 or any successor provision; (iii) reviewing with the independent auditors the Company’s critical accounting policies and practices, alternative treatments of financial information within generally accepted accounting principles that have been discussed with management and the treatment recommended by the independent auditors, and other material written communications between the independent auditors and management; and (iv) reviewing reports submitted to the audit committee by the independent auditors in accordance with applicable SEC requirements;

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Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

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Recommending to the Board, if deemed appropriate, that the audited financial statements be included in the Company’s Annual Report on Form 10-K, in accordance with the rules and regulations of the SEC;

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Directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

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Conducting a post-audit review of the financial statements and audit findings, including any suggestions for improvements provided to management by the independent auditors, and management’s response to such suggestions;

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Reviewing, prior to announcement, Company press releases and other disclosures containing financial information for the purpose of ensuring that such press releases and other disclosures properly disclose financial information presented in accordance with GAAP and, to the extent non-GAAP information is included, adequately disclose how such non-GAAP information differs from the comparable GAAP information and ensure that disclosure of such non-GAAP information is not given undue prominence and that such non-GAAP information does not provide a misleading presentation of the Company’s results of operations or financial condition;

•	Providing oversight and review at least annually of the Company’s risk management policies, including its investment policies;

•	Reviewing and approving in advance any proposed related party transactions;

•	Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

•	Reviewing its own charter and processes on an annual basis;

Independent Auditors

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Having sole authority over appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

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Reviewing, at least annually, the independence of the outside auditors, including (i) obtaining on a periodic basis a written statement from the independent auditors regarding relationships and services with the Company that may impact independence, as defined by applicable standards and SEC requirements, and discussing with the independent auditors their independence, (ii) presenting this statement to the Board, and (iii) to the extent there are relationships, monitoring and investigating them;

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Receive and review annually a report by the independent auditor describing the firm’s internal quality-control procedures, any material issues raised by the most recent internal quality-control review, peer review, or PCAOB review, of the independent auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and any other required reports from the independent registered public accounting firm;

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Pre-approving audit and permissible non-audit services provided to the Company by the independent auditors, except where pre-approval is not required because such non-audit services are de minimis under the rules of the SEC, in which case subsequent approval may be obtained.  The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings;

Regulatory Compliance and Other Matters

•	Overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and audit committee members, member qualifications and activities;

•	Reviewing management’s monitoring of compliance with the Foreign Corrupt Practices Act;

•	Providing a report, if applicable, for inclusion in the Company’s annual public filings in accordance with the rules and regulations of the SEC; and

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Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

MEETINGS:

The Audit Committee shall meet at least once each fiscal quarter.  The Audit Committee may meet either in person or telephonically, and at such times and places as the Audit Committee determines.  The Audit Committee may establish its own meeting schedule, which it shall provide to the Board.  The Audit Committee may invite to its meetings other Board members, Company management, representatives of the independent auditor, financial personnel employed or retained by the Company, and such other persons as the Audit Committee deems appropriate in order to carry out its responsibilities.  All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Audit Committee also may exclude from its meeting any person it deems appropriate to be excluded, including, but not limited to, any non-management Board member who is not a member of the Audit Committee.

The Audit Committee shall meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at such times as it deems appropriate to review the financial affairs of the Company.  The Audit Committee will meet separately with the independent auditors of the Company at such times as it deems appropriate, but not less than quarterly.

MINUTES:

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS:

The Audit Committee shall make regular reports to the full Board on the actions and recommendations of the Audit Committee.

COMPENSATION:

Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board in its sole discretion.

Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof.

The independent auditors shall report directly to the Audit Committee.  In addition, the Audit Committee may retain, as appropriate and at the Company’s expense, outside legal, accounting or other advisors to advise or assist the Audit Committee in the performance of any of the responsibilities and duties set forth above.